                                U.S. $150,000,000

                      INTERNATIONAL MULTIFOODS CORPORATION

                           Medium-Term Notes, Series B

                             DISTRIBUTION AGREEMENT


                                                                February 1, 1996


Lehman Brothers
Lehman Brothers Inc.
3 World Financial Center, 12th Floor
New York, New York 10285-1200

BA Securities, Inc.
231 South LaSalle Street, 17th Floor
Chicago, Illinois 60697

BT Securities Corporation
130 Liberty Street
33rd Floor
New York, New York 10006

First Chicago Capital Markets, Inc.
One First National Plaza
Chicago, Illinois 60670-0324

J.P. Morgan Securities Inc.
60 Wall Street
New York, New York  10260

Ladies and Gentlemen:

          International Multifoods Corporation, a Delaware corporation (the "Company"), proposes to issue and sell from time to time its Medium-Term Notes, Series B (the "Securities") in an aggregate offering price of up to U.S. $150,000,000, or its equivalent based on the applicable exchange rate in foreign currencies or currency composites or currency units, and agrees with Lehman Brothers, Lehman Brothers Inc., BA Securities, Inc., BT Securities Corporation, First Chicago Capital Markets, Inc. and J.P. Morgan Securities Inc. (each individually an "Agent," and collectively, the "Agents") as set forth in this Agreement.

          Subject to the terms and conditions stated herein and to the reservation by the Company of the right to sell Securities directly on its own behalf, the Company hereby (i) appoints each Agent as an agent of the Company for the purpose of soliciting and receiving offers to purchase Securities from the Company pursuant to Section 2(a) hereof and (ii) agrees that, except as otherwise contemplated herein, whenever it determines to sell Securities directly to any Agent as principal, it will enter into a separate agreement in the form attached hereto as Annex I or such other form as provided herein (each a "Purchase Agreement"), relating to such sale in accordance with Section 2(b) hereof.

          The Securities will be issued under an Indenture dated as of January 1, 1990, as supplemented by the First Supplemental Indenture dated as of May 29, 1992 (as it may be further supplemented or amended from time to time, the "Indenture"), between the Company and First Trust of New York, National Association (successor to Morgan Guaranty Trust Company of New York), as Trustee (the "Trustee"). The Securities shall have the maturity ranges, applicable interest rates or interest rate formulas, if any, redemption and repayment provisions, specified currency, issue price and other terms set forth in the Prospectus referred to below as it may be amended or supplemented from time to time. The Securities will be issued, and the terms and rights thereof established, from time to time by the Company in accordance with the Indenture.

          1. The Company represents and warrants to, and agrees with, each Agent that:

               (a) A registration statement on Form S-3 in respect of the Securities has been filed with the Securities and Exchange Commission (the "Commission"); such registration statement and any post-effective amendment thereto, each in the form heretofore delivered or to be delivered to such Agent (excluding exhibits to such registration statement, but including all documents incorporated by reference in the prospectus included therein) has been declared effective by the Commission in such form; and no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in such registration statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Securities Act of 1933, as amended (the "Act"), being hereinafter called a "Preliminary Prospectus"; the registration statement, including all exhibits thereto (but excluding Form T-1) and the documents incorporated by reference in the prospectus contained in the registration statement, when it became effective under the Act, and as amended or supplemented from time to time, being hereinafter collectively called the "Registration Statement"; the prospectus (including, if applicable, any prospectus supplement) relating to the Securities, in the form in which it has most recently been filed, or transmitted for filing, with the Commission on or prior to the date of this Agreement, and as amended or supplemented from time to time, being hereinafter called the "Prospectus"; any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to the applicable form under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus, including any supplement to the Prospectus that sets forth only the terms of a particular issue of the Securities (a "Pricing Supplement"), shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated therein by reference; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any reference to the Prospectus as amended or supplemented shall be deemed to refer to and include the Prospectus as amended or supplemented (including by the applicable Pricing Supplement filed in accordance with Section 4(a) hereof) in relation to Securities sold pursuant to this Agreement, in the form filed, or transmitted for filing, with the Commission pursuant to Rule 424(b) under the Act and in accordance with Section 4(a) hereof, including any documents incorporated by reference therein as of the date of such filing);

               (b) The documents incorporated by reference in the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus, or any further amendment or supplement thereto, when such documents are filed with the Commission will conform in all material respects to the requirements of the Exchange Act and the rules and regulations thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

               (c) The Registration Statement and the Prospectus conform, and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Agent expressly for use in the Prospectus as amended or supple-mented to relate to a particular issuance of Securities; the Indenture has been duly qualified under the Trust Indenture Act; the Indenture, including any supplements and amendments thereto, conforms with the requirements of the Trust Indenture Act and the rules and regulations of the Commission thereunder;

               (d) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any decrease in the consolidated capital stock of the Company in excess of $5,000,000 or any increase in the consolidated long-term debt of the Company in excess of $30,000,000 or any material adverse change in or affecting the general affairs, management, business, properties or financial position of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus;

               (e) This Agreement has been, and each Purchase Agreement when executed and delivered pursuant to this Agreement will be, duly executed and delivered by the Company;

               (f) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has the power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus;

               (g) The authorized capital stock of the Company is as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable;

               (h) When the terms of the Securities have been established in accordance with the Indenture, and the Securities are issued and delivered pursuant to this Agreement and any Purchase Agreement, the Securities will have been duly authorized, executed, authenticated and delivered, will be validly issued and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture and enforceable in accordance with their terms and the terms of the Indenture (subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles), which will be substantially in the form filed as an exhibit to the Registration Statement; the Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding instrument of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Indenture conforms and the Securities of any particular issuance of Securities will conform in all material respects to the descriptions thereof contained in the Prospectus as amended or supplemented to relate to such issuance of Securities;

               (i) The Company is not in violation of its corporate charter or bylaws; the issue and sale of the Securities, the compliance by the Company with all of the provisions of the Securities, the Indenture, this Agreement and any Purchase Agreement, the execution and delivery of the Securities, the Indenture, this Agreement and any Purchase Agreement and the consummation of the transactions herein and therein contemplated have been duly authorized by all necessary corporate action and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor will such action result in any violation of the provisions of the Restated Certificate of Incorporation, as amended, or the Bylaws of the Company (or the charter or bylaws of any of its subsidiaries) or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties, except for any such conflicts, breaches, violations or defaults which, individually or in the aggregate, would not be material to the Company and its subsidiaries, taken as whole; and no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the solicitation of offers to purchase Securities, the issue and sale of the Securities or the consummation by the Company of the other transactions contemplated by this Agreement, any Purchase Agreement or the Indenture, except such as have been, or will have been prior to the Closing Date (as defined in Section 3 hereof), obtained under the Act or the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under any securities or Blue Sky laws of any state or foreign jurisdiction in connection with the solicitation by such Agent of offers to purchase Securities from the Company and with purchases of Securities by such Agent as principal, as the case may be, in each case in the manner contemplated hereby;

               (j) Other than as set forth or contemplated in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is subject which, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the business, properties or consolidated financial position of the Company and its subsidiaries, taken as a whole, or which is required to be disclosed in the Registration Statement and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

               (k) Immediately after any sale of Securities by the Company hereunder or under any Purchase Agreement, the aggregate amount of Securities which shall have been issued and sold by the Company hereunder or under any Purchase Agreement and of any debt securities of the Company (other than such Securities) that shall have been issued and sold pursuant to the Registration Statement will not exceed the amount of debt securities registered under the Registration Statement;

               (l) The audited financial statements of the Company included or incorporated by reference in each Prospectus present fairly the consolidated financial position, results of operations and cash flows of the entities purported to be shown thereby in conformity with generally accepted accounting principles, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the period or periods involved, except as otherwise set forth therein; the supporting consolidated financial statement schedule or schedules, if any, included or incorporated by reference in each Prospectus, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein; and the unaudited financial statements of the Company, if any, and the related notes, contained in any Form 10-Q of the Company and included or incorporated by reference in each Prospectus present fairly the consolidated financial position, results of operations and cash flows of the Company at the dates and for the periods indicated in conformity with generally accepted accounting principles (except that the unaudited financial statements are condensed and therefore do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements) applied on a consistent basis throughout the periods shown, except as otherwise set forth therein and subject to changes resulting from year-end audit adjustments, and prepared in accordance with the instructions to Form 10-Q;

               (m) To the best knowledge of the Company, KPMG Peat Marwick LLP, whose report appears in the Company's most recent Annual Report on Form 10-K, which is incorporated by reference in each Prospectus, are independent public accountants with respect to the Company as required by the Act and the rules and regulations thereunder; and

               (n) There are no contracts or other documents which are required to be filed as exhibits to the Registration Statement by the Act or by the rules and regulations promulgated thereunder, or which are required to be filed as exhibits to any document incorporated by reference in any Prospectus by the Exchange Act or the rules and regulations promulgated thereunder, which have not been filed as exhibits to the Registration Statement or to such document or incorporated therein by reference as permitted by the rules and regulations promulgated thereunder.

          2. (a) On the basis of the representations and warranties, and subject to the terms and conditions herein set forth, each of the Agents hereby agrees to use its reasonable efforts to solicit and receive offers to purchase the Securities from the Company upon the terms and conditions set forth in the Prospectus as amended or supplemented from time to time.

          The Company agrees to pay the applicable Agent a commission, at the time of settlement of any sale of a Security by the Company as a result of a solicitation made by such Agent or an offer to purchase received by such Agent, in an amount equal to the following applicable percentage of the principal amount of such Security sold:



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                                                     Commission
                                                   (percentage of
                                                      aggregate
                                                  principal amount
            Range of Maturities                 of Securities sold)
            -------------------                 -------------------

       From 9 months to less than 1 year               0.125%
       From 1 year to less than 18 months              0.150%
       From 18 months to less than 2 years             0.200%
       From 2 years to less than 3 years               0.250%
       From 3 years to less than 4 years               0.350%
       From 4 years to less than 5 years               0.450%
       From 5 years to less than 6 years               0.500%
       From 6 years to less than 7 years               0.550%
       From 7 years to less than 10 years              0.600%
       From 10 years to less than 15 years             0.625%
       From 15 years to less than 20 years             0.675%
       20 years to 30 years                            0.750%


          The commission payable by the Company to the Agents with respect to Securities with maturities greater than 30 years will be negotiated at the time the Company issues such Securities. Procedural details relating to the issue and delivery of Securities, the solicitation of offers to purchase Securities and the payment in each case therefor shall be as set forth in the Administrative Procedure attached hereto as Annex II (except as provided otherwise herein) as it may be amended from time to time by written agreement between the Agents and the Company (the "Administrative Procedure"). The provisions of the Administrative Procedure shall apply to all transactions contemplated hereunder including those made pursuant to a Purchase Agreement, unless otherwise set forth in such Purchase Agreement. Each Agent and the Company agree to perform the respective duties and obligations specifically provided to be performed by each of them in the Administrative Procedure. The Company will furnish to the Trustee a copy of the Administrative Procedure as from time to time in effect.

          The Company reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase the Securities. As soon as practicable, but in any event not later than one business day in New York City, after receipt of notice from the Company, the Agents will suspend solicitation of offers to purchase Securities from the Company until such time as the Company has advised the Agents that such solicitation may be resumed. During such period, the Company shall not be required to comply with the provisions of Sections 4(i), 4(j) and 4(k), except as otherwise provided in Section 10. Promptly upon advising the Agents that such solicitation may be resumed, however, the Company shall provide the documents required to be delivered by Sections 4(i), 4(j) and 4(k), and the Agents shall have no obligation to solicit offers to purchase the Securities until such documents have been received by the Agents.

          The Company reserves the right to sell, and may solicit and accept offers to purchase, Securities directly on its own behalf, and, in the case of any such sale not resulting from a solicitation made by any Agent, no commission will be payable with respect to such sale. These provisions shall not limit
Section 4(f) hereof or any similar provision included in any Purchase Agreement.

          The Company reserves the right to offer Securities for sale otherwise than to or through an Agent; PROVIDED, HOWEVER, that so long as this Agreement is in effect the Company will not appoint any other agent for the purpose of soliciting purchases of the Securities on a continuous basis. It is understood, however, that if from time to time the Company is approached by a prospective agent offering to solicit a specific purchase of Securities, the Company may engage such agent with respect to such specific purchase, provided that the Agents are given notice of such purchase promptly, including the terms thereof and a copy of any agreement setting forth the terms of engagement of such agent by the Company, in each case after the purchase is agreed to.

               (b) Each sale of Securities to any Agent as principal shall be made in accordance with the terms of this Agreement and (unless the Company and such Agent shall otherwise agree) a Purchase Agreement which will provide for the sale of such Securities to, and the purchase thereof by, such Agent. A Purchase Agreement may also specify certain provisions relating to the reoffering of such Securities by such Agent. The commitment of any Agent to purchase Securities as principal, whether pursuant to any Purchase Agreement or otherwise, shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Purchase Agreement shall specify the principal amount of Securities to be purchased by any Agent pursuant thereto, the price to be paid to the Company for such Securities, any provisions relating to rights of, and default by, underwriters acting together with such Agent in the reoffering of the Securities and the time and date and place of delivery of and payment for such Securities. Such Purchase Agreement shall also specify any requirements for opinions of counsel, accountants' letters and officers' certificates pursuant to Section 4 hereof.

          For each sale of Securities to an Agent as principal that is not made pursuant to a Purchase Agreement, the procedural details relating to the issue and delivery of such Securities and payment therefor shall be as set forth in the Administrative Procedure. For each such sale of Securities to an Agent as principal that is not made pursuant to a Purchase Agreement, the Company agrees to pay such Agent a commission (or grant an equivalent discount) as provided in
Section 2(a) hereof and in accordance with the schedule set forth therein.

          Each time and date of delivery of and payment for Securities to be purchased by an Agent as principal, whether set forth in a Purchase Agreement or in accordance with the Administrative Procedure, is referred to herein as a "Time of Delivery."

               (c) Each Agent agrees, with respect to any Security denominated in a currency other than U.S. dollars, as agent, directly or indirectly, not to solicit offers to purchase, and as principal under any Purchase Agreement or otherwise, directly or indirectly, not to offer, sell or deliver, such Security in, or to residents of, the country issuing such currency (or if such Security is denominated in a composite currency, in any country issuing a currency comprising a portion of such composite currency), except as permitted by applicable law.

          3. The documents required to be delivered pursuant to Section 6 hereof on the Closing Date (as defined below) shall be delivered at the offices of Skadden, Arps, Slate, Meagher & Flom, at 10:00 a.m., Chicago time, on the date of this Agreement, which date and time of such delivery may be postponed by agreement between the Agents and the Company but in no event shall be later than the day prior to the date on which solicitation of offers to purchase Securities is commenced or on which any Purchase Agreement is executed (such time and date being referred to herein as the "Closing Date").

          4.  The Company covenants and agrees with each Agent:

               (a) (i) To make no amendment or supplement to the Registration Statement or the Prospectus (A) prior to the Closing Date which shall be reasonably disapproved by any Agent promptly after reasonable notice thereof or
(B) after the date of any Purchase Agreement or other agreement by an Agent to purchase Securities as principal and prior to the related Time of Delivery which shall be reasonably disapproved by any Agent party to such Purchase Agreement or so purchasing as principal promptly after reasonable notice thereof; (ii) to prepare, with respect to any Securities to be sold through or to such Agent pursuant to this Agreement, a Pricing Supplement with respect to such Securities in a form previously approved by such Agent and to file such Pricing Supplement pursuant to Rule 424 under the Act within the applicable time period specified by Rule 424; (iii) to make no amendment or supplement to the Registration Statement or Prospectus (other than any Pricing Supplement, any supplement relating to an offering of securities other than the Securities, or any periodic report filed pursuant to the Exchange Act and incorporated by reference in the Prospectus) at any time prior to having afforded each Agent a reasonable opportunity to review and comment thereon; (iv) to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities, and during such same period to advise such Agent, promptly after the Company receives notice thereof, of the time when any amendment to the Registration Statement has been filed or has become effective or any supplement to the Prospectus or any amended Prospectus (other than any Pricing Supplement that relates to Securities not purchased through or by such Agent) has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Securities, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amendment or supplement of the Registration Statement or Prospectus or for additional information; and (v) in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

               (b) Promptly from time to time to take such action as such Agent may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as such Agent may request and to comply with such laws so as to permit the continuance of sales and dealings therein for as long as may be necessary to complete the distribution or sale of the Securities; PROVIDED, HOWEVER, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

               (c) To furnish such Agent with copies of the Registration Statement and each amendment thereto in the form filed with the Commission, with copies of the Prospectus as each time amended or supplemented, other than any Pricing Supplement (except as provided in the Administrative Procedure), in the form in which it is filed with the Commission pursuant to Rule 424 under the Act, and with copies of the documents incorporated by reference therein, all in such quantities as such Agent may reasonably request from time to time; and, if the delivery of a Prospectus is required at any time in connection with the offering or sale of the Securities (including Securities purchased from the Company by such Agent as principal) and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document to be incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify such Agent and request such Agent, in its capacity as agent of the Company, to suspend solicitation of offers to purchase Securities from the Company (and, if so notified, such Agent shall cease such solicitations as soon as practicable, but in any event not later than one business day later); and if the Company shall decide to amend or supplement the Registration Statement or the Prospectus as then amended or supplemented, to so advise such Agent promptly by telephone (with confirmation in writing) and promptly to prepare and cause to be filed with the Commission an amendment or supplement to the Registration Statement or the Prospectus as then amended or supplemented that will correct such statement or omission or effect such compliance; PROVIDED, HOWEVER, that if during such same period such Agent continues to own Securities purchased from the Company by such Agent as principal or such Agent is otherwise required to deliver a Prospectus in respect of transactions in the Securities, the Company shall promptly prepare and file with the Commission such an amendment or supplement;

               (d) To make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c)), an earning statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule
158);

               (e) During the period this Agreement is in effect with respect to any Agent, to furnish to such Agent copies of all reports or other communications (financial or other) furnished to stockholders, and deliver to such Agent (i) as soon as they are available, copies of any reports and financial statements filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as such Agent may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);

               (f) That, from the date of any Purchase Agreement with such Agent or other agreement by such Agent to purchase Securities as principal and continuing to and including the earlier of (i) the termination of the trading restrictions for the Securities purchased thereunder, as notified to the Company by such Agent and (ii) the related Time of Delivery, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company which both mature more than 9 months after such Time of Delivery and are substantially similar to the Securities, without the prior written consent of such Agent;

               (g) That each acceptance by the Company of an offer to purchase Securities hereunder (including any purchase by such Agent as principal not pursuant to a Purchase Agreement), and each execution and delivery by the Company of a Purchase Agreement with such Agent, shall be deemed to be an affirmation to such Agent that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Purchase Agreement, as the case may be, as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the settlement date for the Securities relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Securities);

               (h) That each time the Company sells Securities to such Agent as principal pursuant to a Purchase Agreement and such Purchase Agreement specifies the delivery of an opinion or opinions by Skadden, Arps, Slate, Meagher & Flom, counsel to the Agents, as a condition to the purchase of Securities pursuant to such Purchase Agreement, the Company shall furnish to such counsel such documents and information as they may reasonably request to enable them to furnish to such Agent the opinion or opinions referred to in Section 6(b) hereof;

               (i) That each time the Registration Statement or the Prospectus shall be amended or supplemented (other than by a Pricing Supplement), each time a document is incorporated by reference into the Prospectus and each time the Company sells Securities to such Agent as principal pursuant to a Purchase Agreement and such Purchase Agreement specifies the delivery of an opinion under this Section 4(i) as a condition to the purchase of Securities pursuant to such Purchase Agreement, the Company shall furnish or cause to be furnished forthwith to such Agent a written opinion of Frank W. Bonvino, Vice President and General Counsel of the Company, or other counsel for the Company satisfactory to such Agent, dated the date of such amendment, supplement, incorporation or Time of Delivery relating to such sale, as the case may be, in form satisfactory to such Agent, to the effect that such Agent may rely on the opinion of such counsel referred to in Section 6(c) hereof which was last furnished to such Agent to the same extent as though it were dated the date of such letter authorizing reliance (except that the statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or, in lieu of such opinion, an opinion of the same tenor as the opinion of such counsel referred to in Section 6(c) hereof but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to such date;

               (j) That each time the Registration Statement or the Prospectus shall be amended or supplemented (other than by a Pricing Supplement) and each time that a document is incorporated by reference into the Prospectus, in either case to set forth financial information included in or derived from the Company's consolidated financial statements or accounting records, and each time the Company sells Securities to such Agent as principal pursuant to a Purchase Agreement and such Purchase Agreement specifies the delivery of a letter under this Section 4(j) as a condition to the purchase of Securities pursuant to such Purchase Agreement, the Company shall cause the independent certified public accountants who have certified the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement forthwith to furnish such Agent a letter, dated the date of such amendment, supplement, incorporation or Time of Delivery relating to such sale, as the case may be, in form satisfactory to such Agent, of the same tenor as the letter referred to in Section 6(d) hereof but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the date of such letter, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company, to the extent such financial statements and other information are available as of a date not more than five business days prior to the date of such letter; PROVIDED, HOWEVER, that, with respect to any financial information or other matter, such letter may reconfirm as true and correct at such date as though made at and as of such date, rather than repeat, statements with respect to such financial information or other matter made in the letter referred to in
Section 6(d) hereof which was last furnished to such Agent;

               (k) That each time the Registration Statement or the Prospectus shall be amended or supplemented (other than by a Pricing Supplement), each time a document is incorporated by reference into the Prospectus, and each time the Company sells Securities to such Agent as principal pursuant to a Purchase Agreement and the applicable Purchase Agreement specifies the delivery of a certificate under this Section 4(k) as a condition to the purchase of Securities pursuant to such Purchase Agreement, the Company shall furnish or cause to be furnished forthwith to such Agent a certificate, dated the date of such supplement, amendment, incorporation or Time of Delivery relating to such sale, as the case may be, in such form and executed by such officer of the Company as shall be satisfactory to such Agent, to the effect that the statements contained in the certificate referred to in Section 6(g) hereof which was last furnished to such Agent are true and correct at such date as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or, in lieu of such certificate, certificates of the same tenor as the certificates referred to in Section 6(g) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to such date; and

               (l) To offer to any person who has agreed to purchase Securities as the result of an offer to purchase solicited by such Agent the right to refuse to purchase and pay for such Securities if, on the related settlement date fixed pursuant to the Administrative Procedure, any condition set forth in
Section 6(a), 6(e) or 6(f) hereof shall not have been satisfied (it being understood that the judgment of such person with respect to the impracticability or inadvisability of such purchase of Securities shall be substituted, for purposes of this Section 4(l), for the respective judgments of an Agent with respect to certain matters referred to in such Sections 6(a), 6(e) and 6(f), and that such Agent shall have no duty or obligation whatsoever to exercise the judgment permitted under such Sections 6(a), 6(e) and 6(f) on behalf of any such person).

          5. The Company covenants and agrees with each Agent that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus, the Prospectus and any Pricing Supplements and all other amendments and supplements thereto and the mailing and delivering of copies thereof to such Agent; (ii) the reasonable fees, disbursements and expenses of counsel for the Agents in connection with the establishment of the program contemplated hereby and any opinions to be rendered by such counsel hereunder and under any Purchase Agreement (up to a maximum of $60,000, to be described in a reasonably detailed statement); (iii) the cost of printing, producing or reproducing this Agreement, any Purchase Agreement, any Indenture, any Blue Sky and Legal Investment Memoranda and any other documents in connection with the offering, purchase, sale and delivery of the Securities;
(iv) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 4(b) hereof, including the fees and disbursements of counsel for the Company in connection with such qualification and in connection with the Blue Sky and legal investments surveys; (v) any fees charged by securities rating services for rating the Securities; (vi) any filing fees incident to any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities; (vii) the cost of preparing the Securities; (viii) the fees and expenses of any Trustee and any agent of any Trustee and any transfer or paying agent of the Company and the fees and disbursements of counsel for any Trustee or such agent in connection with any Indenture and the Securities; (ix) any advertising expenses connected with the solicitation of offers to purchase and the sale of Securities so long as such advertising expenses have been approved in advance in writing by the Company; (x) the costs and fees in connection with any listing of the Securities on any securities exchange; and (xi) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. Except as provided in Sections 7 and 8 hereof, each Agent shall pay all other expenses it incurs.

          6. The obligation of any Agent, as agent of the Company, at any time ("Solicitation Time") to solicit offers to purchase the Securities and the obligation of any Agent to purchase Securities as principal, pursuant to any Purchase Agreement or otherwise, shall in each case be subject, in such Agent's discretion, to the condition that all representations and warranties and other statements of the

Company herein (and, in the case of an obligation of an Agent under a Purchase Agreement, in or incorporated in such Purchase Agreement by reference) are true and correct at and as of the Closing Date and any applicable date referred to in
Section 4(k) hereof that is prior to such Solicitation Time or Time of Delivery, as the case may be, and at and as of such Solicitation Time or Time of Delivery, as the case may be, the condition that prior to such Solicitation Time or Time of Delivery, as the case may be, the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

               (a) (i) With respect to any Securities sold at or prior to such Solicitation Time or Time of Delivery, as the case may be, the Prospectus as amended or supplemented (including the Pricing Supplement) with respect to such Securities shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 4(a) hereof; (ii) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and (iii) all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of such Agent;

               (b) Skadden, Arps, Slate, Meagher & Flom, counsel to the Agents, shall have furnished to such Agent (i) such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Prospectus and other related matters as such Agent may reasonably request, and (ii) if and to the extent requested by such Agent, with respect to each applicable date referred to in Section 4(h) hereof that is on or prior to such Solicitation Time or Time of Delivery, as the case may be, an opinion or opinions, dated such applicable date, to the effect that such Agent may rely on the opinion or opinions which were last furnished to such Agent pursuant to this Section 6(b) to the same extent as though it or they were dated the date of such letter authorizing reliance (except that the statements in such last opinion or opinions shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or in any case, in lieu of such an opinion or opinions, an opinion or opinions of the same tenor as the opinion or opinions referred to in clause (i) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to such date; and in each case such counsel shall have received from the Company such documents and information as they may reasonably request to enable them to pass upon such matters;

               (c) Frank W. Bonvino, Vice President and General Counsel of the Company, or other counsel for the Company satisfactory to such Agent, shall have furnished to such Agent his written opinion, dated the Closing Date and each applicable date referred to in Section 4(i) hereof that is on or prior to such Solicitation Time or Time of Delivery, as the case may be, in form and substance satisfactory to such Agent, to the effect that:

                    (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has the power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus as amended or supplemented;

                    (ii) The authorized capital stock of the Company is as set forth in the Prospectus as amended or supplemented;

                    (iii) To the best of such counsel's knowledge and other than as set forth or contemplated in the Prospectus, there are no legal or governmental proceed-ings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the consolidated financial position of the Company and its subsidiaries, taken as a whole, or which is required to be disclosed in the Registration Statement and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                    (iv) The Company has the corporate power and authority to execute and deliver this Agreement and any Purchase Agreement and to perform its obligations hereunder and thereunder; and this Agreement and any applicable Purchase Agreement have been duly authorized, executed and delivered by the Company;

                    (v) Assuming that at the time of the issuance, sale and delivery of each particular Security there will not have occurred any change in law affecting the validity, legally binding character or enforce-ability of such Security, that the terms of the Securities have been established in accordance with the Indenture and that the Securities are issued and delivered by the Company in accordance with this Agreement and any Purchase Agreement, the Securities will have been duly authorized, executed and delivered by the Company and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture and enforceable in accordance with their terms and the terms of the Indenture (subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles); and the Indenture conforms and the Securities will conform, in all material re-spects, to the descriptions thereof in the Prospectus as amended or supplemented;

                    (vi) The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding instrument of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Indenture has been duly qualified under the Trust Indenture Act;

                    (vii) The issue and sale of the Securities, the compliance by the Company with all of the provisions of the Securities, the Indenture, this Agreement and any applicable Purchase Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor will such action result in any violation of the provisions of the Restated Certificate of Incorporation, as amended, of the Company or the Bylaws of the Company or, to such counsel's knowledge, any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties;

                    (viii) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the solicitation of offers to purchase Securities, the issue and sale of the Securities or the consummation by the Company of the other transactions contemplated by this Agreement, any applicable Purchase Agreement, or the Indenture, except such as have been obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under any securities or Blue Sky laws of any state or foreign jurisdiction in connection with the solicitation by the Agents of offers to purchase Securities from the Company and with purchases of Securities by an Agent as principal, as the case may be, in each case in the manner contemplated hereby;

                    (ix) The documents incorporated by reference in the Prospectus (other than the financial statements and related schedules or other financial data therein, as to which such counsel need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder; and such counsel has no reason to believe that any of such documents, when they were so filed, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading;

                    (x) The Registration Statement and the Prospectus as amended and supplemented and any further amendments and supplements thereto made by the Company prior to the date of such opinion (other than the financial statements and related schedules or other financial data therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the Trust Indenture Act and the rules and regulations thereunder; such counsel has no reason to believe that, as of its effective date, the Registration Statement or any further amendment or supplement thereto made by the Company prior to the date of such opinion (other than the financial statements and related schedules or other financial data therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of the date of such opinion, the Prospectus as amended or supplemented or any further amendment or supplement thereto made by the Company prior to the date of such opinion (other than the financial statements and related schedules or other financial data therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; and such counsel does not know of any amendment to the Registration Statement required to be filed or any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incor-porated by reference into the Prospectus as amended or supplemented or required to be described in the Registration Statement or the Prospectus as amended or supplemented which are not filed or incorporated by reference or described as required; and

                    (xi) The Registration Statement has become effective under the Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose is pending or threatened by the Commission;

               (d) The independent certified public accountants who have certified the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement shall have furnished to such Agent a letter, dated the Closing Date and each applicable date referred to in Section 4(j) hereof that is on or prior to such Solicitation Time or Time of Delivery, as the case may be, in form and substance satisfactory to such Agent;

               (e) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus as amended or supplemented any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus as amended or supplemented,
(ii) since the respective dates as of which information is given in the Prospectus as amended or supplemented, there shall not have been any decrease in the consolidated capital stock of the Company in excess of $5,000,000 or any increase in consolidated long-term debt of the Company in excess of $30,000,000, the effect of which, in any such case described in clause (i) or clause (ii), is, in the judgment of such Agent, so material and adverse as to make it impracticable or inadvisable to proceed with the solicitation by such Agent of offers to purchase Securities from the Company or the purchase by such Agent of Securities from the Company as principal, as the case may be, on the terms and in the manner contemplated in the Prospectus as amended or supplemented, or
(iii) since the respective dates as of which information is given in the Prospectus as amended or supplemented, there shall not have been any material adverse change in or affecting the general affairs, management, financial position, business, properties, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus as amended or supplemented;

               (f) There shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the American Stock Exchange or on the Nasdaq National Market; (ii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities; (iii) the outbreak or escalation of hostilities or the declaration by the United States of a national emergency or war or any other substantial calamity or emergency; (iv) any downgrading in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act; (v) any such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities; or (vi) any material adverse change in the existing financial, political or economic conditions in the United States, including any effect of international conditions on the financial markets in the United States, that, in any such case described in clause (iii) or clause (vi), in the judgment of such Agent makes it impracticable or inadvisable to proceed with the solicitation of offers to purchase Securities or the purchase of Securities from the Company as principal pursuant to the applicable Purchase Agreement or otherwise, as the case may be; and

               (g) The Company shall have furnished or caused to be furnished to such Agent certificates of an officer of the Company dated the Closing Date and each applicable date referred to in Section 4(k) hereof that is on or prior to such Solicitation Time or Time of Delivery, as the case may be, in such form and executed by such officers of the Company as shall be satisfactory to such Agent, as to the accuracy of the representations and warranties of the Company herein at and as of the Closing Date or such applicable date, as the case may be, as to the performance by the Company in all material respects of all of its obligations hereunder to be performed at or prior to the Closing Date or such applicable date, as the case may be, as to the matters set forth in subsections
(a) and (e) of this Section 6, and as to such other matters as such Agent may reasonably request.

          7. (a) The Company will indemnify and hold harmless each Agent from and against any losses, claims, damages or liabilities, joint or several, and any action in respect thereof, to which such Agent may become subject, under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, the Prospec-tus as amended or supplemented or any other prospectus relating to the Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such Agent for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, the Prospectus as amended or supplemented or any other prospectus relating to the Securities, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use therein.

               (b) Each Agent will indemnify and hold harmless the Company from and against any losses, claims, damages or liabilities, and any action in respect thereof, to which the Company may become subject, under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, the Prospectus as amended or supplemented or any other prospectus relating to the Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to that extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, the Prospectus, the Prospectus as amended or supplemented or any other prospectus relating to the Securities, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use therein, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

               (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the claim or the commencement of that action; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such claim or action shall be brought against any indemnified party and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation; PROVIDED, HOWEVER, that such indemnified party shall have the right to employ a single separate counsel if the indemnified party reasonably determines that there may be a conflict between the positions of the indemnifying party and of the indemnified party in conducting the defense of such action or that there may be legal defenses available to such indemnified party different from or in addition to those available to the indemnifying party, and in that event the fees and expenses of such counsel shall be paid by the Company. In no event shall the indemnifying party be liable for the fees and expenses of more than one separate counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld, delayed or conditioned), effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is a party; PROVIDED, HOWEVER, that no consent shall be required if such settlement includes an unconditional release of such indemnified party from all liabilities or claims that are the subject matter of such proceeding.

               (d) If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and each Agent on the other from the offering of the Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and each Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and each Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the sale of Securities (before deducting expenses) received by the Company bear to the total commissions or discounts received by such Agent in respect thereof. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading relates to information supplied by the Company on the one hand or by any Agent on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each Agent agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by per capita allocation (even if all Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in subsection
(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), an Agent shall not be required to contribute any amount in excess of the amount by which the total public offering price at which the Securities purchased by or through it were sold exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of each of the Agents under this subsection (d) to contribute are several in proportion to the respective purchases made by or through it to which such loss, claim, damage or liability (or action in respect thereof) relates and are not joint.

               (e) The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Agent within the meaning of the Act; and the obligations of each Agent under this Section 7 shall be in addition to any liability which such Agent may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

          8. Each Agent, in soliciting offers to purchase Securities from the Company and in performing the other obligations of such Agent hereunder (other than in respect of any purchase by an Agent as principal, pursuant to a Purchase Agreement or otherwise), is acting individually and not jointly and solely as agent for the Company and not as principal. Each Agent will make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Securities from the Company was solicited by such Agent and has been accepted by the Company, but such Agent shall not have any liability to the Company in the event such purchase is not consummated for any reason. If the Company shall default on its obligation to deliver Securities to a purchaser whose offer it has accepted, the Company shall (i) hold each Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) notwithstanding such default, pay to the Agent that solicited such offer any commission to which it would be entitled in connection with such sale.

          9. The respective indemnities, agreements, representations, warranties and other statements by any Agent and the Company set forth in or made pursuant to this Agreement shall remain in full force and effect regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Agent or any controlling person of any Agent, or the Company, or any officer or director or any controlling person of the Company, and shall survive each delivery of and payment for any of the Securities.

          10. The provisions of this Agreement relating to the solicitation of offers to purchase Securities from the Company may be suspended or terminated at any time by the Company as to any Agent or by any Agent as to such Agent upon the giving of written notice of such suspension or termination to such Agent or the Company, as the case may be. In the event of such suspension or termination with respect to any Agent, (i) this Agreement shall remain in full force and effect with respect to any Agent as to which such suspension or termination has not occurred, (ii) this Agreement shall remain in full force and effect with respect to the rights and obligations of any party which have previously accrued, (iii) if at the time of such suspension or termination, an offer for the purchase of Securities shall have been accepted by the Company but the delivery of Securities relating thereto to the purchaser or his agent shall not yet have occurred or the proviso in Section 4(c) applies, this Agreement shall remain in full force and effect with respect to the obligations set forth in subsection (c), (e), (f), (h), (i), (j) and (k) of Section 4 and (iv) in any event, this Agreement shall remain in full force and effect insofar as the second paragraph of Section 2(a), Section 4(d), Section 5, Section 7, Section 8 and Section 9 hereof are concerned.

          11. Except as otherwise specifically provided herein or in the Administrative Procedure, all statements, requests, notices and advices hereunder shall be in writing, or by telephone if promptly confirmed in writing, and if to Lehman Brothers Inc. shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail to:
Lehman Brothers, World Financial Center, New York, New York 10285, Telephone No.
(212) 526-2040, Facsimile Transmission No. (212) 528-1718, Attention: Medium Term Note Department; if to BA Securities, Inc. shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail to:
BA Securities, Inc., 231 South LaSalle Street, 17th Floor, Chicago, Illinois 60697, Facsimile Transmission No. (312) 974-0141, Attention: Andrew McCarthy; if to BT Securities Corporation shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail to BT Securities Corporation, 130 Liberty Street, 37th Floor, New York, New York 10006, Facsimile Transmission No. (212) 250-5426, Attention: Kate Keator; if to First Chicago Capital Markets, Inc. shall be sufficient in all respects when delivered or sent by facsimile or registered mail to First Chicago Capital Markets, Inc., One First National Plaza, Mail Suite 0107, Chicago, Illinois 60670, Facsimile Transmission No. (312) 732-4172, Attention: Credit Officer; if to J.P. Morgan Securities Inc., shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail to: J.P. Morgan Securities Inc., 60 Wall Street, New York, New York 10260, Facsimile Transmission No. (212) 648-5909, Attention: Medium Term Note Desk; and if to the Company shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail to: International Multifoods Corporation, 33 South 6th Street, Minneapolis, Minnesota 55402, Facsimile Transmission No. (612) 340-6502,
Attention: Frank W. Bonvino.

          12. If at any time the Company and any of the Agents shall determine to issue and sell securities denominated in a currency or currency unit other than U.S. Dollars, which other currency may include a composite currency, or with respect to which an index is used to determine the amounts of payments of principal and any premium or interest, the Company and any such Agent shall execute and deliver an Amendment (a "Foreign Currency Amendment" or "Indexed Note Amendment," as the case may be) in the form attached hereto as Annex III. Such amendment shall establish, as appropriate additions and modifications that shall apply to the sales, whether offered on an agency or principal basis, of the Securities covered thereby. The Agents are authorized to solicit offers to purchase Securities with respect to which an index is used to determine the amounts of payments of principal and any premium and interest, and the Company shall agree to any sales of such Securities (whether offered on an agency or principal basis), only in a minimum aggregate amount of $2,500,000.

          13. This Agreement and any Purchase Agreement shall be binding upon, and inure solely to the benefit of, each Agent and the Company, and to the extent provided in Section 7, Section 8 and Section 9 hereof, the officers and directors of the Company and any person who controls any Agent or the Company, and their respective personal representatives, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any Purchase Agreement. No purchaser of any of the Securities through or from any Agent hereunder shall be deemed a successor or assign by reason merely of such purchase.

          14. Time shall be of the essence in this Agreement and any Purchase Agreement. As used herein, the term "business day" shall mean any day which is not a Saturday or Sunday and which is not a day on which (i) banking institutions are generally authorized or obligated by law to close in The City of New York and (ii) The New York Stock Exchange, Inc. is closed for trading.

          15. This Agreement and any Purchase Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

          16. This Agreement and any Purchase Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be an original, but all of such respective counterparts shall together constitute one and the same instrument.

          If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, whereupon this letter and the acceptance by you thereof shall constitute a binding agreement between the Company and each of you in accordance with its terms.

                                        Very truly yours,

                                        International Multifoods Corporation


                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:

Confirmed and accepted in New York,
New York, as of the date first written
above:


Lehman Brothers Inc.


By:
    --------------------------
    Authorized Signatory


BA Securities, Inc.


By:
    --------------------------
    Authorized Signatory


BT Securities Corporation


By:
    --------------------------
    Authorized Signatory


First Chicago Capital Markets, Inc.


By:
    --------------------------
    Authorized Signatory


J.P. Morgan Securities Inc.


By:
    --------------------------
    Authorized Signatory

                                                                         ANNEX I

                               PURCHASE AGREEMENT



                                                                          [DATE]
International Multifoods Corporation
33 South 6th Street
Minneapolis, Minnesota  55402
Attention:  Treasurer


     The undersigned agrees to purchase the following principal amount of the Securities described in the Distribution Agreement dated February 1, 1996 (as it may be supplemented or amended from time to time, the "Distribution Agreement"):



          PRINCIPAL AMOUNT:                          $ __________

          SPECIFIED CURRENCY:

          DENOMINATED AND INDEXED CURRENCIES:

          INTEREST RATE:                             ____%

          DISCOUNT:                                  _____% of Principal Amount

          AGGREGATE PRICE TO BE PAID TO COMPANY
          (IN IMMEDIATELY AVAILABLE FUNDS):          $ __________

          SETTLEMENT DATE:

          OTHER TERMS:

     Terms defined in the Prospectus relating to the Securities and in the Distribution Agreement shall have the same meaning when used herein.

     In the case of Securities issued in a Specified Currency other than U.S. dollars, payments of principal of (and premium, if any) and interest on all Securities will be made in the applicable Specified Currency, PROVIDED, HOWEVER, that payments of principal of (and premium, if any) and interest on Securities denominated in other than U.S. dollars will nevertheless be made in U.S. dollars
(i) at the option of the Holders thereof, (ii) at the option of the Company in the case of imposition of exchange controls or other circumstances beyond the control of the Company as described below or (iii) if so specified in the applicable Pricing Supplement.

     The U.S. dollar amount to be received by a Holder of a Security denominated in other than U.S. dollars who elects to receive payments in U.S. dollars will be based on the highest indicated bid quotation for the purchase of U.S. dollars in exchange for the Specified Currency obtained by the Currency Determination Agent at approximately 11 a.m. New York City time on the second Business Day next preceding the applicable payment date from the bank composite or multicontributor pages of the Quoting Source for three (or two if three are not available) major banks in The City of New York. If two such bid quotations are not available at 11:00 a.m., New York City time, on the second Business Day preceding the date of payment of principal (and premium, if any) or interest with respect to any such Security, such payment will be based on the Market Exchange Rate as of the second Business Day next preceding the applicable payment date. If the Market Exchange Rate for such date is not then available, such payment will be made in the Specified Currency. All currency exchange costs associated with any payment in U.S. dollars on any such Security will be borne by the Holder thereof by deductions from such payment.

     Our obligation to purchase Securities hereunder is subject to the continued accuracy of your representations and warranties contained in the Distribution Agreement and to your performance and observance in all material respects of all applicable covenants and agreements contained therein, including, without limitation, your obligations pursuant to Section 7 thereof. Our obligation hereunder is subject to further condition that we shall receive (a) the opinions required to be delivered pursuant to Sections 6(b) and 6(c) of the Distribution Agreement, (b) the certificate required to be delivered pursuant to Section 6(g) of the Distribution Agreement, (c) the letter referred to in Section 6(d) of the Distribution Agreement, in each case dated as of the Settlement Date and (d) [insert other conditions as appropriate].

     In further consideration of our agreement hereunder, you agree that between the date hereof and the above Settlement Date, you will not offer, sell, contract to sell or otherwise dispose of any debt securities of the Company which both mature more than 9 months after such time of delivery and are substantially similar to the Securities without our prior written consent.

     We may terminate this Agreement, immediately upon notice to you, at any time prior to the Settlement Date, if prior thereto there shall have occurred:
(i) any material adverse change in or affecting the general affairs, management, business, properties or financial position of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus as amended or supplemented to the date hereof; (ii) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market; (iii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities; (iv) any downgrading in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act; (v) any such organization publicly announcing that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities; (vi) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national calamity or emergency; or
(vii) any material adverse change in the existing financial, political or economic conditions in the United States, including any effect of international conditions on the financial markets in the United States, that, in any such case described in clause (vi) or clause (vii), in the judgment of such Agent makes it impracticable or inadvisable to proceed with the purchase of securities from the Company as principal pursuant to this Agreement or you are unable to provide any of the opinions, certificates or letters referred to in the second preceding paragraph. In the event of such termination, no party shall have any liability to the other party hereto, except as provided in Sections 5, 7 and 13 of the Distribution Agreement.

     This Agreement shall be governed by and construed in accordance with the laws of New York.

                                        [INSERT NAME[S] OF AGENT[S]]


                                        By:
                                            -----------------------------------
                                                         [Title]
ACCEPTED:             , 19
                          ---

INTERNATIONAL MULTIFOODS CORPORATION


By:
    --------------------------------
        [Authorized Signatory]

                                                                        ANNEX II


                      INTERNATIONAL MULTIFOODS CORPORATION

                           MEDIUM-TERM NOTES, SERIES B

                            ADMINISTRATIVE PROCEDURE


     This Administrative Procedure relates to the Securities defined in the Distribution Agreement, dated February 1, 1996 (the "Distribution Agreement"), between International Multifoods Corporation (the "Company") and Lehman Brothers, Lehman Brothers Inc., BA Securities, Inc., BT Securities Corporation, First Chicago Capital Markets, Inc. and J.P. Morgan Securities Inc. (together, the "Agents"), to which this Administrative Procedure is attached as Annex II. Defined terms used herein and not defined herein shall have the meanings given such terms in the Distribution Agreement, the Prospectus as amended or supplemented or the Indenture as amended or supplemented. To the extent any procedure set forth below conflicts with the provisions of the Securities, the Indenture or the Distribution Agreement, the relevant provisions of the Securities, the Indenture or the Distribution Agreement shall control.

     The procedures to be followed with respect to the settlement of sales of Securities directly by the Company to purchasers solicited by an Agent, as agent, are set forth below. The terms and settlement details related to a purchase of Securities by an Agent, as principal, from the Company will be set forth in a Purchase Agreement pursuant to the Distribution Agreement, unless the Company and such Agent otherwise agree as provided in Section 2(b) of the Distribution Agreement, in which case the procedures to be followed in respect of the settlement of such sale will be as set forth below. An Agent, in relation to a purchase of a Security by a purchaser solicited by such Agent, is referred to herein as the "Selling Agent" and, in relation to a purchase of a Security by such Agent as principal other than pursuant to a Purchase Agreement, as the "Purchasing Agent".

     The Company will advise each Agent in writing of those persons from the Company with whom such Agent is to communicate regarding offers to purchase Securities and the related settlement details.

     Each Security will be issued only in fully registered form and will be represented by either a global certificate (a "Global Security") delivered to the Trustee, as custodian for The Depository Trust Company (the "Depositary") and recorded in the book-entry system maintained by the Depositary (a "Book-Entry Security") or a certificate (a "Certificated Security") delivered to a person designated by an Agent as set forth in the applicable Pricing Supplement. An owner of a Book-Entry Security will not be entitled to receive a certificate representing such a Security, except as provided in the Indenture or the Prospectus as amended or supplemented.

     Book-Entry Securities will be issued in accordance with the Administrative Procedure set forth in Part I hereof, and Certificated Securities will be issued in accordance with the Administrative Procedure set forth in Part II hereof.

PART I:  ADMINISTRATIVE PROCEDURE FOR BOOK-ENTRY SECURITIES

     In connection with the qualification of the Book-Entry Securities for eligibility in the book-entry system maintained by the Depositary, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representations from the Company and the Trustee to the Depositary, dated the date hereof, and a Medium-Term Note Certificate Agreement between the Trustee and the Depositary, dated as of January 31, 1991 (the "Certificate Agreement"), and its obligations as a participant in the Depositary, including the Depositary's Same-Day Funds Settlement System ("SDFS").

POSTING RATES BY THE COMPANY:

     The Company and the Agents will discuss from time to time the rates of interest per annum to be borne by and the maturity of Book-Entry Securities that may be sold as a result of the solicitation of offers by an Agent. The Company may establish a fixed set of interest rates and maturities for an offering period ("posting"). If the Company decides to change already posted rates, it will promptly advise the Agents to suspend solicitation of offers until the new posted rates have been established with the Agents.

ACCEPTANCE OF OFFERS BY THE COMPANY:

     Each Agent will promptly advise the Company by telephone or other appropriate means of all reasonable offers to purchase Book-Entry Securities, other than those rejected by such Agent. Each Agent may, in its discretion reasonably exercised, reject any offer received by it in whole or in part. Each Agent also may make offers to the Company to purchase Book-Entry Securities as a Purchasing Agent. The Company will have the sole right to accept offers to purchase Book-Entry Securities and may reject any such offer in whole or in part.

     The Company will promptly notify the Selling Agent or Purchasing Agent, as the case may be, of its acceptance or rejection of an offer to purchase Book-Entry Securities. If the Company accepts an offer to purchase Book-Entry Securities, it will confirm such acceptance in writing to the Selling Agent or Purchasing Agent, as the case may be, and the Trustee.

COMMUNICATION OF SALE INFORMATION TO THE COMPANY BY AGENT AND SETTLEMENT
PROCEDURES:

     A. After the acceptance of an offer by the Company, the Selling Agent or Purchasing Agent, as the case may be, will communicate promptly, but in no event later than the time set forth under "Settlement Procedure Timetable" below, the following details of the terms of such offer (the "Sale Information") to the Company by telephone (confirmed in writing) or by facsimile transmission or other acceptable written means:

          (1)  Principal amount of Book-Entry Securities to be purchased;

          (2) If a Fixed Rate Book-Entry Security, the interest rate, initial interest payment date, Interest Payment Dates and Regular Record Dates;

          (3)  Trade Date;

          (4)  Settlement Date;

          (5)  Stated Maturity;

          (6) Specified Currency and, if the Specified Currency is other than U.S. dollars, the applicable exchange rate for such Specified Currency (it being understood that currently the Depositary accepts deposits of Global Securities denominated in U.S. dollars only) and the Exchange Rate Agent;

          (7) Selected Currencies, the Base Exchange Rate and the Determination Agent, if applicable;

          (8)  Issue Price;

          (9) Selling Agent's commission or Purchasing Agent's discount, as the case may be;

          (10) Net proceeds to the Company;

          (11) If a redeemable Book-Entry Security, such of the following as are applicable:

               (i)     Initial Redemption Date,

               (ii)    Initial Redemption Percentage (% of par), and

               (iii)   Annual Redemption Percentage Reduction;

          (12) If a Floating Rate Book-Entry Security, such of the following as are applicable:

               (i)     Interest Rate Basis,

               (ii)    Index Maturity,

               (iii)   Spread or Spread Multiplier,

               (iv)    Maximum Rate,

               (v)     Minimum Rate,

               (vi)    Initial Interest Rate,

               (vii)   Interest Reset Dates,

               (viii)  Calculation Dates,

               (ix)    Interest Determination Dates,

               (x)     Interest Payment Dates,

               (xi)    Regular Record Dates, and

               (xii)   Calculation Agent;

          (13) Name, address and taxpayer identification number of the registered owner(s);

          (14) Denomination of certificates to be delivered at settlement;

          (15) Book-Entry Security; and

          (16) Selling Agent or Purchasing Agent.

          B. After receiving the Sale Information from the Selling Agent or Purchasing Agent, as the case may be, the Company will communicate such Sale Information to the Trustee by facsimile transmission or other acceptable written means. The Trustee will assign a CUSIP number to the Global Security from a list of CUSIP numbers previously obtained by the Company representing such Book-Entry Security and then the Company will advise the Selling Agent or Purchasing Agent, as the case may be, of such CUSIP number.

          C. The Trustee will enter a pending deposit message through the Depositary's Participant Terminal System, providing the following settlement information to the Depositary, and the Depositary shall forward such information to such Agent and Standard & Poor's Corporation:

          (1)  The applicable Sale Information;

          (2) CUSIP number of the Global Security representing such Book-Entry Security;

          (3) Whether such Global Security will represent any other Book-Entry Security (to the extent known at such time);

          (4) Number of the participant account maintained by the Depositary on behalf of the Selling Agent or Purchasing Agent, as the case may be;

          (5)  The interest payment period; and

          (6) Initial Interest Payment Date for such Book-Entry Security, number of days by which such date succeeds the record date for the Depositary's purposes (or, in the case of Floating Rate Securities which reset daily or weekly, the date five calendar days immediately preceding the applicable Interest Payment Date and, in the case of all other Book-Entry Securities, the Regular Record Date, as defined in the Security) and, if calculable at that time, the amount of interest payable on such Interest Payment Date.

          D. The Trustee will complete and authenticate the Global Security previously delivered by the Company representing such Book-Entry Security.

          E. The Depositary will credit such Book-Entry Security to the Trustee's participant account at the Depositary.

          F. The Trustee will enter an SDFS deliver order through the Depositary's Participant Terminal System instructing the Depositary to (i) debit such Book-Entry Security to the Trustee's participant account and credit such Book-Entry Security to such Agent's participant account and
     (ii) debit such Agent's settlement account and credit the Trustee's settlement account for an amount equal to the price of such Book-Entry Security less such Agent's commission. The entry of such a deliver order shall constitute a representation and warranty by the Trustee to the Depositary that (a) the Global Security representing such Book-Entry Security has been issued and authenticated and
     (b) the Trustee is holding such Global Security pursuant to the Certificate Agreement.

          G. Such Agent will enter an SDFS deliver order through the Depositary's Participant Terminal System instructing the Depositary (i) to debit such Book-Entry Security to such Agent's participant account and credit such Book-Entry Security to the participant accounts of the Participants with respect to such Book-Entry Security and (ii) to debit the settlement accounts of such Participants and credit the settlement account of such Agent for an amount equal to the price of such Book-Entry Security.

          H. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures "F" and "G" will be settled in accordance with SDFS operating procedures in effect on the settlement date.

          I. Upon confirmation of receipt of funds, the Trustee will transfer to the account of the Company maintained at First Bank National Association, or such other account as the Company may have previously specified to the Trustee, in funds available for immediate use in the amount transferred to the Trustee in accordance with Settlement Procedure "F".

          J. Upon request, the Trustee will send to the Company a statement setting forth the principal amount of Book-Entry Securities outstanding as of that date under the Indenture.

          K. Such Agent will confirm the purchase of such Book-Entry Security to the purchaser either by transmitting to the Participants with respect to such Book-Entry Security a confirmation order or orders through the Depositary's institutional delivery system or by mailing a written confirmation to such purchaser.

          L. The Depositary will, at any time, upon request of the Company or the Trustee, promptly furnish to the Company or the Trustee a list of the names and addresses of the Participants for whom the Depositary has credited Book-Entry Securities.

PREPARATION OF PRICING SUPPLEMENT:

     If the Company accepts an offer to purchase a Book-Entry Security, it will prepare a Pricing Supplement reflecting the terms of such Book-Entry Security and arrange to have delivered to the Selling Agent or Purchasing Agent, as the case may be, at least ten copies (or one copy if sent by facsimile) of such Pricing Supplement, not later than 5:00 p.m., New York City time, on the Business Day following the Trade Date (as defined below), or if the Company and the purchaser agree to settlement on the Business Day following the date of acceptance of such offer, not later than noon, New York City time, on such date. The Company will file, or arrange to have filed, the Pricing Supplement with the Commission not later than the close of business of the Commission on the fifth Business Day following the date on which such Pricing Supplement is first used.

DELIVERY OF CONFIRMATION AND PROSPECTUS TO PURCHASER BY SELLING AGENT:

     The Selling Agent will deliver to the purchaser of a Book-Entry Security a written confirmation of the sale and delivery and payment instructions. In addition, the Selling Agent will deliver to such purchaser or its agent the Prospectus as amended or supplemented (including the Pricing Supplement) in relation to such Book-Entry Security prior to or together with the earlier of the delivery to such purchaser or its agent of (a) the confirmation of sale or
(b) the Book-Entry Security.

DATE OF SETTLEMENT:

     The receipt by the Company of immediately available funds in payment for a Book-Entry Security and the authentication and issuance of the Global Security representing such Book-Entry Security shall constitute "settlement" with respect to such Book-Entry Security. All orders of Book-Entry Securities solicited by a Selling Agent or made by a Purchasing Agent and accepted by the Company on a particular date (the "Trade Date") will be settled on a date (the "Settlement Date") which is the third Business Day after the Trade Date pursuant to the "Settlement Procedure Timetable" set forth below, unless the Company and the purchaser agree to settlement on another Business Day which shall be no earlier than the next Business Day after the Trade Date.

SETTLEMENT PROCEDURE TIMETABLE:

     For orders of Book-Entry Securities solicited by a Selling Agent and accepted by the Company for settlement on the third Business Day after the Trade Date, Settlement Procedures "A" through "I" set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

SETTLEMENT
PROCEDURE TIME
--------- ----

A      11:00 a.m.      on the Business Day following the Trade Date

B      1:00 p.m.       on the Business Day following the Trade Date

C      2:00 p.m.       on the second Business Day immediately preceding
                       the Settlement Date

D      3:00 p.m.       on the Business Day immediately preceding
                       Settlement Date

E      10:00 a.m.      on the Settlement Date

F-G    2:00 p.m.       on the Settlement Date

H      4:45 p.m.       on the Settlement Date

I      5:00 p.m.       on the Settlement Date


     If a sale is to be settled one Business Day after the Trade Date, Settlement Procedures "A", "B" and "C" shall be completed as soon as practicable but no later than 11:00 a.m., 1:00 p.m. and 2:00 p.m. on the Trade Date. If the initial interest rate for a Floating Rate Book-Entry Security has not been determined at the time that Settlement Procedure "A" is completed, Settlement Procedures "B" and "C" shall be completed as soon as such rate has been determined but no later than 2:00 p.m. on the second Business Day immediately preceding the Settlement Date. Settlement Procedure "H" is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

     If settlement of a Book-Entry Security is rescheduled or canceled, the Trustee, upon obtaining knowledge thereof, will deliver to the Depositary, through the Depositary's Participant Terminal System, a cancellation message to such effect by no later than 2:00 p.m. on the Business Day immediately preceding the scheduled Settlement Date.

FAILURE TO SETTLE:

     If the Trustee fails to enter an SDFS deliver order with respect to a Book-Entry Security pursuant to Settlement Procedure "F", the Trustee may deliver to the Depositary, through the Depositary's Participant Terminal System, as soon as practicable a withdrawal message instructing the Depositary to debit such Book-Entry Security to the Trustee's participant account, provided that the Trustee's participant account contains a principal amount of the Global Security representing such Book-Entry Security that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Securities represented by a Global Security, the Trustee will mark such Global Security "canceled", make appropriate entries in the Trustee's records and send such canceled Global Security to the Company. The CUSIP number assigned to such Global Security shall, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Securities represented by a Global Security, the Trustee will exchange such Global Security for two Global Securities, one of which shall represent such Book-Entry Security or Securities and shall be canceled immediately after issuance and the other of which shall represent the remaining Book-Entry Securities previously represented by the surrendered Global Security and shall bear the CUSIP number of the surrendered Global Security.

     If the purchase price for any Book-Entry Security is not timely paid to the Participants with respect to such Book-Entry Security by the beneficial purchaser thereof (or a person, including an indirect participant in the Depositary, acting on behalf of such purchaser), such Participants and, in turn, the Agent for such Book-Entry Security may enter deliver orders through the Depositary's Participant Terminal System debiting such Book-Entry Security to such Participant's account and crediting such Book-Entry Security to such Agent's account and then debiting such Book-Entry Security to such Agent's participant account and crediting such Book-Entry Security to the Trustee's participant account and shall notify the Company and the Trustee thereof. Thereafter, the Trustee will (i) immediately notify the Company of such order and the Company shall transfer to such Agent funds available for immediate use in an amount equal to the price of such Book-Entry Security which was credited to the account of the Company maintained at the Trustee in accordance with Settlement Procedure I, and (ii) deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than solely as a result of a default by the applicable Agent to perform its obligations in all material respects hereunder or under the Distribution Agreement, the Company will reimburse such Agent on an equitable basis for the loss of its use of funds during the period when the funds were credited to the account of the Company.

     Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Security, the Depositary may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Securities to have been represented by a Global Security, the Trustee will provide, in accordance with Settlement Procedure "D", for the authentication and issuance of a Global Security representing the other Book-Entry Securities to have been represented by such Global Security and will make appropriate entries in its records. The Company will, from time to time, furnish the Trustee with a sufficient quantity of Securities.

PART II:  ADMINISTRATIVE PROCEDURE FOR CERTIFICATED SECURITIES

POSTING RATES BY COMPANY:

     The Company and the Agents will discuss from time to time the rates of interest per annum to be borne by and the maturity of Certificated Securities that may be sold as a result of the solicitation of offers by an Agent. The Company may establish a fixed set of interest rates and maturities for an offering period ("posting"). If the Company decides to change already posted rates, it will promptly advise the Agents to suspend solicitation of offers until the new posted rates have been established with the Agents.

ACCEPTANCE OF OFFERS BY COMPANY:

     Each Agent will promptly advise the Company by telephone or other appropriate means of all reasonable offers to purchase Certificated Securities, other than those rejected by such Agent. Each Agent may, in its discretion reasonably exercised, reject any offer received by it in whole or in part.

Each Agent also may make offers to the Company to purchase Certificated Securi-ties as a Purchasing Agent. The Company will have the sole right to accept offers to purchase Certificated Securities and may reject any such offer in whole or in part.

     The Company will promptly notify the Selling Agent or Purchasing Agent, as the case may be, of its acceptance or rejection of an offer to purchase Certificated Securities. If the Company accepts an offer to purchase Certificated Securities, it will confirm such acceptance in writing to the Selling Agent or Purchasing Agent, as the case may be, and the Trustee.

COMMUNICATION OF SALE INFORMATION TO COMPANY BY AGENT:

     After the acceptance of an offer by the Company, the Selling Agent or Purchasing Agent, as the case may be, will communicate the following details of the terms of such offer (the "Sale Information") to the Company by telephone (confirmed in writing) or by facsimile transmission or other acceptable written means:

          (1)  Principal amount of Certificated Securities to be purchased;

          (2) If a Fixed Rate Certificated Security, the interest rate, initial interest payment date, Interest Payment Dates and Regular Record Dates;

          (3)  Trade Date;

          (4)  Settlement Date;

          (5)  Stated Maturity;

          (6) Specified Currency and, if the Specified Currency is other than U.S. dollars, the applicable exchange rate for such Specified Currency and the Exchange Rate Agent;

          (7) Selected Currencies, the Base Exchange Rate and the Determination Agent, if applicable;

          (8)  Issue Price;

          (9) Selling Agent's commission or Purchasing Agent's discount, as the case may be;

          (10) Net proceeds to the Company;

          (11) If a redeemable Certificated Security, such of the following as are applicable:

               (i)    Initial Redemption Date,

               (ii)   Initial Redemption Percentage (% of par), and

               (iii)  Annual Redemption Percentage Reduction;

          (12) If a Floating Rate Certificated Security, such of the following as are applicable:

               (i)    Interest Rate Basis,

               (ii)   Index Maturity,

               (iii)  Spread or Spread Multiplier,

               (iv)   Maximum Rate,

               (v)    Minimum Rate,

               (vi)   Initial Interest Rate,

               (vii)  Interest Reset Dates,

               (viii) Calculation Dates,

               (ix)   Interest Determination Dates,

               (x)    Interest Payment Dates,

               (xi)   Regular Record Dates, and

               (xii)  Calculation Agent;

          (13) Name, address and taxpayer identification number of the registered owner(s);

          (14) Denomination of certificates to be delivered at settlement;

          (15) Certificated Security; and

          (16) Selling Agent or Purchasing Agent.

PREPARATION OF PRICING SUPPLEMENT BY COMPANY:

     If the Company accepts an offer to purchase a Certificated Security, it will prepare a Pricing Supplement reflecting the terms of such Certificated Security and arrange to have delivered to the Selling Agent or Purchasing Agent, as the case may be, at least ten copies (or one copy if sent by facsimile) of such Pricing Supplement, not later than 5:00 p.m., New York City time, on the Business Day following the Trade Date, or if the Company and the purchaser agree to settlement on the date of acceptance of such offer, not later than noon, New York City time, on such date. The Company will file, or arrange to have filed, the Pricing Supplement with the Commission not later than the close of business of the Commission on the fifth Business Day following the date on which such Pricing Supplement is first used.

DELIVERY OF CONFIRMATION AND PROSPECTUS TO PURCHASER BY SELLING AGENT:

     The Selling Agent will deliver to the purchaser of a Certificated Security a written confirmation of the sale and delivery and payment instructions. In addition, the Selling Agent will deliver to such purchaser or its agent the Prospectus as amended or supplemented (including the Pricing

Supplement) in relation to such Certificated Security prior to or together with the earlier of the delivery to such purchaser or its agent of (a) the confir-mation of sale or (b) the Certificated Security.

DATE OF SETTLEMENT:

     All offers of Certificated Securities solicited by a Selling Agent or made by a Purchasing Agent and accepted by the Company will be settled on a date (the "Settlement Date") which is the third Business Day after the date of acceptance of such offer, unless the Company and the purchaser agree to settlement (a) on another Business Day after the acceptance of such offer or (b) with respect to an offer accepted by the Company prior to 10:00 a.m., New York City time, on the date of such acceptance.

INSTRUCTION FROM COMPANY TO TRUSTEE FOR PREPARATION OF CERTIFICATED SECURITIES:

     After receiving the Sale Information from the Selling Agent or Purchasing Agent (as the case may be), but no later than 3:00 p.m. on the Business Day immediately preceding the Settlement Date, the Company will communicate such Sale Information to the Trustee by telephone (confirmed in writing) or by facsimile transmission or other acceptable written means.

     The Company will instruct the Trustee by facsimile transmission or other acceptable written means to authenticate and deliver the Certificated Securities no later than 12 noon, New York City time, on the Settlement Date. Such instruction will be given by the Company prior to 9:00 a.m., New York City time, on the Business Day immediately preceding the Settlement Date unless the Settlement Date is the date of acceptance by the Company of the offer to purchase Certificated Securities in which case such instruction will be given by the Company by 11:00 a.m., New York City time.

PREPARATION AND DELIVERY OF CERTIFICATED SECURITIES BY TRUSTEE AND RECEIPT OF PAYMENT THEREFOR:

     The Trustee will prepare each Certificated Security and appropriate receipts that will serve as the documentary control of the transaction at or prior to 12 noon, New York City time, on the Settlement Date.

     In the case of a sale of Certificated Securities to a purchaser solicited by a Selling Agent, the Trustee will, by 12 noon, New York City time, on the Settlement Date, deliver the Certificated Securities to the Selling Agent for the benefit of the purchaser of such Certificated Securities against delivery by the Selling Agent of a receipt therefor. At or prior to 2:15 p.m., New York City time, on the Settlement Date the Selling Agent will deliver payment for such Certificated Securities in immediately available funds to the Company in an amount equal to the issue price of the Certificated Securities less the Selling Agent's commission; provided that the Selling Agent reserves the right to withhold payment for which it has not received funds from the purchaser. The Company shall not use any proceeds advanced by a Selling Agent to acquire securities.

     In the case of a sale of Certificated Securities to a Purchasing Agent, the Trustee will, by 2:15 p.m., New York City time, on the Settlement Date, deliver the Certificated Securities to the Purchasing Agent against delivery of payment for such Certificated Securities in immediately available funds to the Company in an amount equal to the issue price of the Certificated Securities less the Purchasing Agent's discount.

FAILURE OF PURCHASER TO PAY SELLING AGENT:

     If a purchaser (other than a Purchasing Agent) fails to make payment to the Selling Agent for a Certificated Security, the Selling Agent will promptly notify the Trustee and the Company thereof by telephone (confirmed in writing) or by facsimile transmission or other acceptable written means. The Selling Agent will immediately return the Certificated Security to the Trustee. Immediately upon receipt of such Certificated Security by the Trustee, the Company will return to the Selling Agent an amount of immediately available funds equal to the amount previously paid to the Company in respect of such Certificated Security. Such returns will be made on the Settlement Date, if possible, and in any event not later than 12 noon, New York City time, on the Business Day following the Settlement Date. The Company will reimburse the Selling Agent on an equitable basis for its loss of the use of funds during the period when they were credited to the account of the Company.

     The Trustee will cancel the Certificated Security in respect of which the failure occurred, make appropriate entries in its records and, unless otherwise instructed by the Company, destroy the Certificated Security.

                                                                       ANNEX III

                                 [INDEXED NOTE]
                                AMENDMENT NO. __
         TO DISTRIBUTION AGREEMENT DATED _________ __, 19__, AS AMENDED

                        [Insert Title of the Denominated
                             and Indexed Currencies]


     The undersigned hereby agree that for the purpose of the issue and sale of Notes denominated in [title of currency or currency unit] (the "Denominated Currency") and indexed to [title of currency or currency unit] (the "Indexed Currency") pursuant to the Distribution Agreement, dated _________ __, 19__, as it may be amended (the "Distribution Agreement"), the following additions and modifications shall be made to the Distribution Agreement. The additions and modifications adopted hereby shall be of the same effect for the sale under the Distribution Agreement of all Notes denominated in the Denominated Currency and indexed to the Indexed Currency, whether offered on an agency or principal basis, but shall be of no effect with respect to Notes denominated in any currency or currency unit other than the Applicable Foreign Currency.

     Except as otherwise expressly provided herein, all terms used herein which are defined in the Distribution Agreement shall have the same meanings as in the Distribution Agreement. The term[s] Agent [or Agents], as used in the Distribution Agreement, shall be deemed to refer [only] to the undersigned Agent[s], for purposes of this Amendment.

     [Insert appropriate additions and modifications to the Distribution Agreement, for example, to opinions of counsel, conditions to obligations and settlement procedures, etc.]


                         , 19
-------------------------    ---

[NAME OF COMPANY]


By:
    ----------------------------
Name:
Title:


[NAME(S) OF AGENT(S) PARTICIPATING
IN THE OFFERING OF THE INDEXED NOTES]


By:
    ----------------------------
Name:
Title: